Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BioMarin Pharmaceutical Inc. of our report dated April 30, 2015 relating to the financial statements of Prosensa Holding N.V. in liquidatie, which appears in BioMarin Pharmaceutical Inc.’s Current Report on Form 8-K/A dated August 8, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.

Utrecht, The Netherlands

August 8, 2016